EXHIBIT 10.5 TO FORM 10

MEMORANDUM OF UNDERSTANDING

BETWEEN

CLEAN COAL TECHNOLOGIES, INC.,

AND

SINO-MOGOLIAN INTERNALTIONAL RAILROAD SYSTEMS CO., LTD.

美国清洁煤技术有限公司

与

中蒙跨境铁路建设有限公司

之

谅解备忘录

This Memorandum of Understanding (hereinafter referred to as “MOU”) is entered into by and between Clean Coal Technologies, Inc. (“CCTI”), whose address is 12518 West Atlantic Boulevard, Coral Springs, Florida 33071, the United States of America, and Sino-Mongolian International Railroad Systems Co., Ltd. (“SMIRSC”), whose address is Bayantuohai Road, Hulun Buir 021000, Inner Mongolia Autonomous Region, the People’s Republic of China.  The Parties have reached the following mutual understanding in connection with the cooperation project in Xing’an League, Inner Mongolia Autonomous Region, PRC.  CCTI and SMIRSC are collectively referred to as the “Parties” and each individually referred to as a “Party”.

本谅解备忘录（“备忘录”）由以下双方共同签署：清洁煤技术有限公司（“CCTI”），地址为美国佛罗里达州珊瑚泉市西大西洋大道12518号，邮编33071；以及中蒙跨境铁路建设有限公司（“中蒙”），地址为中国内蒙古自治区呼伦贝尔市巴彦托海路,邮编021000。双方已就有关在内蒙古自治区兴安盟的合作项目达成以下共识。CCTI和中蒙共同称为备忘录的“双方”并分别成为“一方”。

1.

The Parties have decided to jointly establish a cooperative joint venture (the “CJV”).

双方决定共同成立一家中外合作企业。

(i)

The site of the CJV’s operation facilities will be within the industrial park of SMIRSC.

合资企业的地点将设在中蒙的工业园区内。

(ii)

The CJV will engage in the development, manufacturing and sales of clean coal and related chemical products.

合作企业将从事洁净煤和相关化工产品的开发、生产和销售。

(iii)

SMIRSC commits to provide 20.5 billion metric tons of its coal reserves as feed stock for the CJV.  SMIRSC will be responsible for purchasing and the establishment of marketing and distribution for all chemical and coal products of the CJV.  SMIRSC will also be responsible for the provision of the sites, utilities, services and transportation infrastructures required for the project.

中蒙承诺将其拥有的205亿公吨储备煤提供给合作企业作为生产原料。中蒙将负责购买合作企业的所有洁净煤和化工产品并负责其营销和销售。中蒙还将负责提供项目所需的场地、公用设施、服务和运输等基础设施。

(iv)

CCTI’s initial plant capacity will be structured to supply 1.5 million metric tons of clean coal to the new power plant.  Thereafter, subject to its success operation, the plant capacity will be increased to 15 million metric tons annually for five years period.

CCTI首家工厂的产能将达到为新建电厂提供150万公吨清洁煤的能力。此后，如工厂成功运营，其产能将提高到每年1500万公吨并在五年期限内维持该产能。

(v)

Details regarding the structure, scale of capital investment and other cooperative conditions of the CJV are subject to further discussions between the Parties.

有关合作企业的结构、投资规模和其他合作条件等详细情况待双方进一步讨论后确定。

2.

Within five (5) days upon the signing of this MOU, SMIRSC will deliver two hundred kilograms (200 Kg) of samples representative of the reserved coals to the place in the USA as designated by CCTI to be tested to determine whether the reserved coals will be qualified as feed stock of the CJV.  CCTI will, within thirty (30) days upon receipt of the samples, provide the test results to SMIRSC.

中蒙将在本备忘录签署后五（5）日内将两百公斤（200 Kg）的储备煤样本发送到CCTI指定的在美国的地址，用于CCTI进行相关测试以确定是否适合用作合作企业的生产原料。CCTI将在收到该煤样本后三十（30）日内将测试结果提供给中蒙。

3.

Following successful conclusion of the coal tests, CCTI will assign a team of experts to Xing’an League after July 20, 2008 to conduct a site inspection on the proposed site of the project and further discuss with SMIRSC with respect to the feasibility of the project.  SMIRSC shall provide necessary documents, information, data and materials to assist CCTI in its site inspection.

煤样本的测试成功完成后，CCTI将在2008年7月20日后派出一个专家小组前往兴安盟的计划项目所在地进行实地考察，并就有关项目的可行性与中蒙进行进一步的探讨。中蒙应为CCTI的实地考察提供必要的文件、信息、数据和资料。

4.

Following successful conclusion of the site inspection and feasibility, SMIRSC will assign a task group to the USA in either September or October, 2008 to discuss with CCTI with respect to the details of the project such as the equipment requirement, technical details, etc.

实地考察和可行性研究成功完成后，中蒙将于2008年9月或10月派出一个工作小组前往美国，就有关项目设备要求、技术细节等问题与CCTI探讨。

5.

Following completion of the feasibility study and CJV negotiations, it is anticipated that CCTI and SMIRSC will execute the joint venture agreement in October, 2008.  Thereafter constructions is anticipated to commence late fourth quarter, 2008.

可行性研究和有关合作企业的谈判结束后，预计双方将于2008年10月签署合作经营协议。此后，预计于2008年第四季度的下半段开始工厂建造。

6.

Upon agreement on all the issues relating to the project and execution of all the documents in connection therewith, SMIRSC will be responsible for obtaining approval on the project proposal, approval on the establishment of the CJV and the registration of the CJV.

在双方就合作项目所有事宜达成一致意见并签署相关文件后，中蒙将负责办理合作企业的立项、报审和注册登记等相关手续。

7.

The Parties will disclose to each other certain proprietary information for discussion on the cooperation.  The receiving Party agrees to receive such information on a strictly confidential basis and will take necessary measures to protect its confidentiality and is restricted from disclosing it to any third parties without prior consent by the disclosing party.

在有关项目的商谈过程中双方将相互透露特定的专有信息。接收信息的乙方同意将以严格保密的条件接收该等信息，并将采取必要措施对该等信息加以保密，未经透露方事先同意不得向任何第三方透露。

8.

The effective date of this MOU is the date of the signature last affixed to this page.

本备忘录自后签字一方签署之日起生效。

In witness whereof, the Parties to this MOU through their duly authorized representatives have executed this MOU on the days and dates set out below, and certify that they have read, understood, and agreed to the terms and conditions of this MOU as set forth herein.

兹证，双方通过其正式授权代表于以下写明的日期签署本备忘录，并证明其已阅读、理解和同意本备忘录中的条款和条件。

CLEAN COAL TECHNOLOGIES, INC. 清洁煤技术有限公司	SINO-MONGOLIAN INTERNATIONAL RAILROAD SYSTEMS CO., LTD. 中蒙跨境铁路建设有限公司
By __________________________ 签字 Its __________________________ 职务 Dated _______________________ 日期	By __________________________ 签字 Its __________________________ 职务 Dated _______________________ 日期

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